Exhibit 10.16

****CONFIDENTIAL PORTIONS OF THIS AGREEMENT HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT****

LICENCE AGREEMENT

between

LONZA BIOLOGICS PLC

and

LPATH, INC

INDEX

ARTICLE	TITLE	PAGE

1.	Definitions
2.	Supply of System and Know-How
3.	Ownership of Property and Intellectual Property
4.	Licences
5.	Payments
6.	Royalty Procedures
7.	Liability and Warranties
8.	Indemnification
9.	Confidentiality
10.	Intellectual Property Enforcement
11.	Term and Termination
12.	Assignment
13.	Governing Law and Jurisdiction
14.	Force Majeure
15.	Illegality
16.	Miscellaneous
17.	Notice
18.	Interpretation

SCHEDULE

1	Patent Rights
2	Cell Line Testing

THIS AGREEMENT is made the 8th day of August 2006

BETWEEN

LONZA BIOLOGICS PLC of 228 Bath Road, Slough, Berkshire SL1 4DX, England (hereinafter referred to as “Biologics”), and

Lpath, Inc, of 6335 Ferris Square, Suite A, San Diego, CA 92121, USA, (hereinafter referred to as “Licensee”)

WHEREAS

A.                                   Biologics is the proprietor of the System and has the right to grant certain Intellectual Property rights in relation thereto (all as hereinafter defined), and

B.                                    The Licensee wishes to take a licence under Intellectual Property (as hereinafter defined) of which Biologics is the proprietor to commercially exploit the Product (as hereinafter defined) in the form hereunder.

NOW THEREFORE the parties hereby agree as follows:

1.             Definitions

1.1           “Affiliate” means any company, corporation, limited liability company, partnership, or other entity that directly or indirectly controls, is controlled by or is under common control, directly or indirectly, with the relevant party to this Agreement. “Control” means the ownership of more than fifty percent (50%) of the issued share capital of the party in question or the legal power to direct or cause the direction of the general management and policies of the party in question.

1.2           “Cell Lines” means those cell lines referred to in Clause 2.1.1(b).

1.3           “Competing Contract Manufacturer” shall mean any party who undertakes or performs more than fifty percent (50%) of their business as a third party manufacturer of monoclonal antibodies and/or therapeutic proteins or any product of a similar nature to which this Agreement relates.

***CONFIDENTIAL PORTIONS OF THIS AGREEMENT HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT.

1.4           “Effective Date” means the date first above written.

1.5           “First Commercial Sale” means the date of the first sale or other disposal of Product for consideration by Licensee or its Affiliates or sublicensees following the final issuance of all required licenses and approvals by the United States Food and Drug Administration (“FDA”) (or equivalent licenses and approvals in a country other than the United States) allowing for the manufacture and sale of a Product for human use.

1.6           “Intellectual Property” means System Know-How and Patent Rights.

1.7           “Know-How” means technical and other information, whether patented or unpatented, including, but without prejudice to the generality of the foregoing, ideas, concepts, trade secrets, know-how, inventions, discoveries, data, formulae, specifications, processes, procedures for experiments and tests and other protocols, results of experimentation and testing, fermentation and purification techniques, and assay protocols.

1.8           “Net Selling Price” means ***:

1.8.1        ***;

1.8.2        ***;

1.8.3        ***; and

1.8.4        ***;

1.8.5        ***;

1.8.6        ***; and

1.8.7        ***.

Upon any sale or other disposal of Product by or on behalf of Licensee or its Affiliates or sublicensees hereunder other than a bona fide arms length transaction exclusively for money or upon any use of the Product for purposes which do not result in a disposal of such Product in consideration of sales revenue customary in the country of use, such sale, other disposal, or use shall be deemed to constitute a sale ***.

***CONFIDENTIAL PORTIONS OF THIS AGREEMENT HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT.

For the avoidance of doubt, *** shall not be considered in determining Net Sales.

***.

1.9           “Patent Rights” means the patents and applications, short particulars of which are set out in Schedule 1 hereto, and all patents and applications thereof of any kind throughout the world, whether national or regional, including, but without prejudice to the generality of the foregoing, author certificates, inventor certificates, improvement patents, utility certificates and models and certificates of addition, and including any divisions, renewals, continuations, continuations in part, reissues, patent disclosures, improvements and extensions of reissue thereof.

1.10         “Product” means a humanized monoclonal antibody known as Sphingomab™, which targets sphingosine-1-phosphate (S1P), or an S1P-binding fragment thereof, of which Licensee is the proprietor and which is obtained by the expression of any one gene or of any combination of genes by use of the System.

1.11         “Strategic Partner” means a party with whom Licensee has entered into a contractual relationship, to identify a therapeutic target and/or collaborate in the performance of research and development of a Product or a product of which the Strategic Partner is the Proprietor. In no event may any entity that is primarily a Competing Contract Manufacturer be deemed a Strategic Partner for the purposes of this Agreement.

1.12         “System” means Biologics’ glutamine synthetase gene expression system consisting of the Cell Lines, the Vectors, and the System Know-How, whether used individually or in combination with each other. For the avoidance of doubt, any gene proprietary to Licensee inserted into the System for the purposes of producing Product does not form part of the System.

***CONFIDENTIAL PORTIONS OF THIS AGREEMENT HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT.

1.13         “System Know-How” means Know-How relating directly or indirectly to the System known to Biologics from time to time, of which Biologics is the proprietor.

1.14         “Territory” means world-wide.

1.15         “Valid Claim” means a claim of any unexpired issued patent within the Patent Rights which has not been held unenforceable or invalid by the decision of a court or other governmental agency of competent jurisdiction unappealable or unappealed within the time allowed for appeal, and which has not been admitted to be invalid or unenforceable through re-issue or disclaimer or otherwise.

1.16         “Vectors” means those vectors referred to in Clause 2.1.1(a).

2.             Supply of the System and System Know-How

2.1           Unless previously supplied by Biologics under a separate agreement, Biologics shall, *** Licensee the following:

2.1.1        (a)            Vectors

Approximately *** of vector ***.

Approximately *** of vector ***.

Approximately *** of vector ***.

Approximately *** of vector ***.

Notwithstanding the foregoing, upon request by Licensee, Biologics shall supply such additional quantities of vectors listed above as may be reasonably requested by Licensee from time to time during the term of this Agreement. Such supply will be ***.

(b)            Cell Lines

Two *** vials of the Chinese Hamster Ovary cell line ***.

***CONFIDENTIAL PORTIONS OF THIS AGREEMENT HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT.

Notwithstanding the foregoing, upon request by Licensee, Biologics shall supply such additional quantities of cell lines listed above as may be reasonably requested by Licensee from time to time during the term of this Agreement. Such supply will be ***.

2.1.2        System Know-How

System Know-How contained as at the date hereinabove in (a) manuals of operating procedures for the System, (b) regulatory information on CD-ROM, and (c) Vector nucleotide sequences. During the term of this Agreement, Biologics shall provide to Licensee *** such additional, updated, or revised System Know-How that Biologics decides to make available to licensees of the System generally. Biologics may develop additional, updated, or revised System Know-How for which it intends to charge licensees, and Licensee shall be informed of the availability of such additional, updated, or revised System Know-How.

2.2           Licensee shall use the System only in the expression of Product by insertion of gene(s) coding for Product(s) into the System, and shall not use, cause the use of, or permit to be used the System for any purpose not directly authorised by this Agreement.

3.             Ownership of Property and Intellectual Property

3.1           It is hereby acknowledged and agreed that, as between the parties, any and all property and Intellectual Property in the System is vested in Biologics, and any and all property and Intellectual Property in the Product is vested in Licensee.

3.2           The provisions of this Clause 3 shall survive termination of this Agreement.

4.             Licences

4.1           Biologics hereby grants to Licensee, and Licensee hereby accepts on behalf of Licensee, a world-wide non-exclusive licence (with the right to grant and authorize sublicenses, subject to Clause 4.3, below) under the Intellectual Property to exploit the System make, have made, use, develop, manufacture, market, sell, have sold, offer for sale, distribute, import, and export Product in the Territory.

4.2           Save as expressly provided by Clause 2.2, above, Licensee hereby undertakes not to make any modifications or adaptations to the System during the subsistence of this Agreement.

4.3           Subject to the provisions of this Clause 4.3, Licensee shall be entitled to authorize and grant sublicences to the rights granted by Clause 4.1, above, to any one or more third parties but only for the purpose of any such third party using the System to produce Product, provided always:

4.3.1        Licensee shall ensure any such sublicensee’s use of the System, the Intellectual Property, and the Product is undertaken solely for the purpose of establishing a manufacturing process for Product, or producing Product, for Licensee or its Affiliates or Strategic Partners; and

4.3.2        Any sublicensee shall not, by virtue of this Agreement, be granted any right or licence, either express or implied, under any patent or proprietary right vested in Biologics or otherwise, to use the System, the Intellectual Property, or the Product other than for the purposes of establishing a manufacturing process for Product or producing Product, Licensee shall in no event transfer to a sublicensee (i) a Vector or (ii) a Cell Line that has not been transfected with a Vector encoding at least a portion of the Product, and Licensee agrees to ensure that any such sublicensee shall not assign, transfer, further sublicense or otherwise make over the benefit or the burden of the rights granted to it pursuant to this Agreement other than pursuant to an Agreement subject to the terms of this Agreement; and

***CONFIDENTIAL PORTIONS OF THIS AGREEMENT HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT.

4.3.3        Any sublicense granted shall be expressly subject and subordinate to the terms of this Agreement, and it shall be Licensee’s responsibility to ensure the strict adherence by any sublicensee hereunder to the terms and conditions of this Agreement;

4.3.4        ***; and

4.3.5        *** Licensee shall provide Biologics a copy of any such sublicense (the financial terms of which Licensee shall have the right to redact) within thirty (30) days after the execution of such sublicense.

4.4           If, on a country-by-country basis, any granted patents that form part of the Patent Rights (including any re-issued patents and unexpired patents), subsequently expire or no longer contain a Valid Claim, such Patent Rights shall automatically fall outside the scope of this Agreement and the provisions of Clauses 4.1 to 4.3, above, shall only apply, with respect to granted patents, to those granted patents which contain a Valid Claim and form part of the Patents Rights for as long as those granted patents remain in force.

4.5           Notwithstanding Clause 4.4, above, on a country-by-country basis, where no Valid Claims within the Patent Rights remain in force, the provisions of Clauses 4.1 to 4.3, above, shall only apply for as long as the System Know-How remains secret and substantial.

5.             Payments

5.1           In consideration of the licence granted to Licensee pursuant to Clause 4.1 above, and in consideration for the right to sublicense the rights granted by Clause 4.1 pursuant to Clause 4.3, above, Licensee shall pay Biologics as follows:

5.1.1        ***;

5.1.2        ***:

***CONFIDENTIAL PORTIONS OF THIS AGREEMENT HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT.

5.1.2.1     ***; and

5.1.2.2     ***.

5.1.3        ***:

5.1.3.1     ***; and

5.1.3.2     ***.

5.2           [Intentionally left blank]

5.3           If, on a country-by-country basis, the manufacture, use, tender, importation, and/or sale of the Product are not protected by a Valid Claim within the Patent Rights, then in respect of sales in such countries:

(a)           ***;

(b)           ***;

(c)           ***;

(d)           ***.

5.4           ***.

5.5           The following *** shall apply with respect to ***:

(a)           ***. The obligation to pay any *** under this Agreement shall be imposed only once with respect to the same unit of Product, regardless of the number of Valid Claims concerning the same;

(b)           Notwithstanding anything to the contrary herein, Licensee’s obligations to pay royalties hereunder shall in any event expire at the later to occur of (i) expiration of the last to expire patent right within the Intellectual Property or (ii) the ten (10) year anniversary of the First Commercial Sale.

***CONFIDENTIAL PORTIONS OF THIS AGREEMENT HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT.

6.             Royalty Procedures

6.1           Licensee shall keep true and accurate records and books of account containing all data necessary for the calculation of royalties payable to Biologics. Such records shall be retained by Licensee for *** following the end of the calendar year to which they pertain. Such records and books of account shall, upon reasonable notice having been given by Biologics (which in no event shall be less than *** prior notice), be open at all reasonable times during regular business hours for inspection by an independent certified public accountant selected by Biologics and reasonably acceptable to Licensee. Such independent accountant shall agree to maintain the confidentiality of the information and materials disclosed during any inspection. Any such inspection shall be conducted in a manner that does not interfere unreasonably with the operations of Licensee’s business. Biologics may perform an inspection ***. Each inspection shall begin upon the date specified by Biologics and shall be completed ***. The independent accountant shall agree to be bound by reasonable confidentiality provisions in favor of Licensee. Biologics shall pay the costs of the independent accountant conducting such audit, unless the results of the inspection reveal an underpayment of *** or more by Licensee for the entire period under audit, in which case, Licensee shall pay the reasonable costs of the independent accountant. If an inspection concludes that an overpayment or underpayment has occurred during the audited period, such payment shall be remitted by the party responsible for such payment to the other party within *** after the date of the accountant’s written report identifying the overpayment or underpayment is delivered to the party responsible for such payment.

6.2           Licensee shall prepare a statement in respect of each *** that shall show for the immediately preceding *** details of the sales of Product and the *** due and payable to Biologics thereon.

Such statement shall be submitted to Biologics within *** after the end of the *** to which it relates, together with a remittance for the royalties due to Biologics, provided, however, that with respect to the ***, such statement shall not be due until ***.

6.3           All sums due under this Agreement:

***CONFIDENTIAL PORTIONS OF THIS AGREEMENT HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT.

6.3.1        shall be made in pounds sterling to Biologics. Payments due to Biologics in currencies other than pounds sterling shall first be ***. The rate of exchange shall be ***.

6.3.2        are exclusive of any applicable taxes, levies, imposts, duties, and fees of whatever nature imposed by or under the authority of any government or public authority, and shall be paid by Licensee (other than value added taxes or taxes on Biologics’ income). The parties agree to co-operate in all respects reasonably necessary to take advantage of such double taxation treaties as may be available.

6.4           Where Biologics does not receive payment of any sum by the due date, ***.

7.             Liability and Warranties

7.1           ***, subject to the warranty given in clause 7.2(a) below.

7.2           Biologics warrants that (a) the patents included in the Patent Rights are the only patents that must be licensed from Biologics or its Affiliates in order to operate or otherwise use the System to express Product from the System, (b) it has not received any suit or claim alleging that the practice of the Intellectual Property infringes the intellectual property rights of a third party, (c) that as of the Effective Date, to the best of its knowledge, operation or use of the System does not infringe the intellectual property rights vested in any third party, and (d) the Cell Lines have been properly tested in accordance with the tests set forth in Schedule 2, below, which testing may be updated or modified in writing by Biologics from time to time during the term of this Agreement.

7.3           Licensee hereby acknowledges that in order to exploit the rights contained herein, other than with respect to the System for the purpose of expressing Product from the System, Licensee may require licences under Biologics patent rights other than those herein licensed or under third party patent rights (including those vested in Affiliates of Biologics) that may be infringed by the use by the Licensee of the rights licensed herein, and it is hereby agreed that it shall be the Licensee’s responsibility to satisfy itself as to the need for such licences and if necessary to obtain such licences. No licence is granted save as expressly provided herein, and no licence in addition thereto shall be deemed to have arisen or be implied by way of estoppel or otherwise.

7.4           Each Party (“Indemnifying Party”) shall indemnify, defend, and hold harmless the other Party (“Indemnified Party”) and its directors, officers, servants, and agents at all times in respect of any and all losses, damages, costs, and expenses suffered or incurred as a result of any contractual, tortuous, or other claims or proceedings by third parties against Indemnified Party arising out of the Indemnifying Party’s breach of this Agreement, including breach of representations and warranties, violation of applicable law, negligence, or wilful misconduct.

7.5           With respect to product liability claims or proceedings, the following shall apply: (a) except to the extent provided in (b) below, Licensee shall indemnify, defend, and hold harmless Biologics and its directors, officers, servants, and agents at all times in respect of any and all losses, damages, costs, and expenses suffered or incurred as a result of any tortious claims or proceedings of death or bodily injury relating to the Product, and (b) Biologics shall indemnify and hold harmless Licensee and its directors, officers, servants, and agents at all times in respect of any and all losses, damages, costs and expenses suffered or incurred as a result of any tortious claims or proceedings of death or bodily injury relating to the Product to the extent such claims or proceedings result from defects in the System, or from Biologics breach of this Agreement.

7.6           A party (the “Indemnitee”) that intends to claim indemnification under Clause 7.3 or 7.4, above, shall notify the Indemnifying Party in writing within thirty (30) days of receipt of notice of any loss, claim, damage, liability, or action in respect of which the Indemnitee intends to claim such indemnification, and the Indemnifying Party shall have the right to participate in, and, to the extent the Indemnifying Party so desires, to assume the defense thereof, unless the assumption of such defense would be inappropriate due to actual or potential differing interests between the parties which in such case the Indemnitee may retain its own counsel at the expense of the Indemnifying Party. The indemnity agreement in this Clause 7 shall not apply to amounts paid in settlement of any loss, claim, damage, liability, or action if such settlement is effected without the Indemnifying Party’s prior written consent. The failure to deliver written notice to the Indemnifying Party within a reasonable time after learning of such liability or the commencement of any such action, if prejudicial to the Indemnifying Party’s ability to defend such action, shall relieve the Indemnifying Party of any liability to the Indemnitee under Clause 7.3 or 7.4, above, with respect to the particular claim(s). At the Indemnifying Party’s request, the Indemnitee shall cooperate fully with the Indemnifying Party and its legal representatives in the investigation of any action, claim, or liability covered hereunder, and provide full information with respect thereto.

7.7           Any condition or warranty other than those relating to title that might otherwise be implied or incorporated within this Agreement by reason of statute or common law or otherwise is hereby expressly excluded.

7.8           The terms of this Clause 7 shall survive termination of the Agreement for whatever reason.

7.9           As of the Effective Date, each of Licensee and Biologics hereby represents and warrants to the other as follows:

(a)            it is a corporation or entity duly organized and validly existing under the laws of the state, country, or other jurisdiction of its incorporation or formation;

(b)           it has the power and authority to execute and deliver this Agreement and to perform its obligations hereunder;

(c)            the execution, delivery, and performance by such party of this Agreement and its compliance with the terms and provisions hereof does not and will not conflict with or result in a breach of any terms and provisions of or constitute a default under (a) any agreement or instrument binding or affecting it or its property, (b) any contract entered , the provisions of its charter or operative documents or bylaws, or (c) any order, writ, injunction, or decree of any court or governmental authority entered against it or by which any of its property is bound;

(d)            it has the full right and authority to enter into this Agreement, and that it is not aware of any impediment that would inhibit its ability to perform its obligations hereunder and comply with the terms and conditions imposed on it by this Agreement; and

(e)            it has the full right, power, and authority to grant all of the rights, including all right title and interest in the licenses, granted to the other party under this Agreement.

8.             Confidentiality

8.1           Licensee expressly acknowledges that the System Know-How and any other Know-How with which it is supplied by Biologics pursuant to this Agreement is supplied in circumstances imparting an obligation of confidence, and Licensee agrees to keep such Know-How or System Know-How secret and confidential and to respect Biologics’ proprietary rights therein and to use the same for the sole purpose of this Agreement and not during the period of this Agreement or at any time for any reason whatsoever to disclose or permit to be disclosed such Know How or System Know-How to any third party other than sublicensees hereunder for use in accordance with the terms of this Agreement. Licensee shall procure, and cause its Affiliates and sublicensees to procure, that only its employees shall have access to the Know How or System Know-How on a need to know basis and that all such employees shall be informed of their secret and confidential nature and shall be subject to the same obligations as Licensee and its sublicensee hereunder pursuant to this Clause 8.1.

8.2           Licensee hereby undertakes and agrees to keep the System secure and safe from loss, damage, theft, misuse, and unauthorised access, and shall procure that the System shall be made available only to employees of Licensee and its sublicensees on a need to know basis and subject to the same obligations of confidence as provided in Clause 8.1 hereof, and to use the same for the sole purpose of this Agreement.

8.3           Biologics expressly acknowledges that any information provided by Licensee to Biologics is supplied in circumstances imparting an obligation of confidence, and Biologics agrees to keep such information secret and confidential and to respect Licensee’s proprietary rights therein and to use the same for the sole purpose of this Agreement and not during the period of this Agreement or at any time for any reason whatsoever to disclose or permit to be disclosed such information to any third party.

8.3           Both parties undertake and agree not to at any time for any reason whatsoever disclose or permit to be disclosed to any third party or otherwise make use of or permit to be made use of any trade secrets or confidential information or materials relating to the business affairs or finances of the other or of any suppliers, agents, distributors, licensees or other customers of the other which comes into their possession pursuant to this Agreement.

8.4           The obligations of confidence referred to in this Clause 8 shall not extend to any information, which the receiving party demonstrates:

8.4.1        is or shall become generally available to the public otherwise than by reason of a breach by the recipient party of such information of the provisions of this Clause 8;

8.4.2        is known to the recipient party of such information and is at its free disposal prior to its receipt from the other;

8.4.3        is subsequently disclosed to the recipient party without obligations of confidence by a third party owing no such obligation of confidentiality to the disclosing party; and

8.4.4        Biologics or Licensee may be required to disclose to a government agency for the purpose of any statutory, regulatory, or similar legislative requirement applicable to the production of Product or to meet the requirements of any Stock Exchange to which the parties may be subject, but only to the extent (i) the recipient party notifies the disclosing party in advance of such required disclosure, (ii) such disclosure is indeed required, (iii) that the recipient party cooperates with the disclosing party in attempting to obtain secrecy orders or other confidential treatment, (iv) any such required disclosure contains such information as is required to be disclosed, and (v) subject to obligations of secrecy wherever possible; and

8.4.5        can be demonstrated by competent written evidence as having been independently developed by the recipient of the information in question without access to or use or knowledge of the information of the disclosing party.

8.5           The obligations of both parties under this Clause 8 shall survive the expiry or termination of this Agreement for whatever reason.

9.             Intellectual Property Enforcement

9.1           Biologics hereby undertakes and agrees that at its own cost and expense it will:

9.1.1        prosecute or procure prosecution of such of the Patent Rights which are patent applications diligently so as to secure the best commercial advantage obtainable, as determined by Biologics in its commercially reasonable discretion, and will pursue, as determined by Biologics in its commercially reasonable discretion, all necessary actions against any third party that Biologics reasonably believes is infringing, misappropriating or violating any Intellectual Property; and

9.1.2        pay or procure payment of all renewal fees in respect of the Patent Rights valid and subsisting for the full term thereof and in particular will procure such renewal of the registrations thereof as may be necessary from time to time so far as it is reasonable to do so with particular reference to commercial considerations.

9.2                           Licensee shall promptly notify Biologics in writing of any infringement or improper or unlawful use of or of any challenge to the validity of the Patent Rights and/or Know-How of which Licensee becomes aware. Biologics undertakes and agrees to take all such steps and proceedings and to do all other acts and things as may in Biologics’ sole discretion be necessary to restrain any such infringement or improper or unlawful use or to defend such challenge to validity and Licensee shall permit Biologics to have the sole conduct of any such steps and proceedings including the right to settle them whether or not Licensee is a party to them. Licensee shall have the right at its own cost and for its own benefit to initiate, prosecute, and control the enforcement of the Patent Rights against infringement by a Third Party in the Territory if all of the following conditions are fulfilled (a) the product manufactured through the infringing activity is a competing product to the Product, (b) Biologics has not granted rights to third parties which prevent Biologics from granting such a right to enforce to Licensee, and (c) Biologics does not initiate proceedings within sixty (60) days of being requested to do so by Licensee. In such event, and to the extent necessary, Biologics agrees to cooperate with Licensee, at Licensee’s expense, in enforcing the Patent Rights, including being

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joined as party to any action to abate such infringement. Licensee shall be entitled to retain any recovery obtained from any enforcement activity it prosecutes.

10.           Term and Termination

10.1         Unless terminated earlier in accordance with the provisions of this Clause 10 or Clause 14, this Agreement shall continue in force in each country of the world, until expiry of the last Valid Claim, or for so long as the System Know-How is identified and remains secret and substantial, whichever is later.

10.2         Licensee may terminate this Agreement by giving sixty (60) days notice in writing to Biologics.

10.3         Either Biologics or Licensee may terminate this Agreement forthwith by notice in writing to the other upon the occurrence of any of the following events:

10.3.1                 if the other commits a breach of this Agreement that in the case of a breach capable of remedy shall not have been remedied within *** of the receipt by the other of a notice identifying the breach and requiring its remedy; and

10.3.2                 if the other is unable to pay its debts or enters into compulsory or voluntary liquidation (other than for the purpose of effecting a reconstruction or amalgamation in such manner that the company resulting from such reconstruction or amalgamation if a different legal entity shall agree to be bound by and assume the obligations of the relevant party under this Agreement) or compounds with or convenes a meeting of its creditors or has a receiver appointed over all or any part of its assets or takes or suffers any similar action in consequence of a debt, or ceases for any reason to carry on business.

10.4         If at any time during this Agreement Licensee knowingly, directly or indirectly, opposes or assists any third party to oppose the grant of letters patent or any patent application within any of the Patent Rights, Biologics shall be entitled at any time thereafter to terminate all or any of the licences granted hereunder forthwith by notice to Licensee.

10.5         If this Agreement is terminated for any reason, any and all licences granted hereunder shall terminate with effect from the date of termination and Licensee shall destroy all Vectors, Cell Lines, and Product forthwith, and shall certify such destruction immediately thereafter in writing to Biologics; provided, however, that in the event Biologics terminates this Agreement, any sublicense granted hereunder by Licensee to a Strategic Partner in respect of Product and in effect at the time of termination shall survive, subject however to (i) the Strategic Partner not being in material breach of their sublicence, and (ii) such sublicence being replaced by an agreement between Biologics and such Strategic Partner on terms equivalent to those contained in this Agreement. Notwithstanding the foregoing, Licensee (or its Affiliates or sublicensees) may, however, after the effective date of such termination, sell all Products, and complete Products in the process of manufacture at the time of said termination and sell the same, provided that Licensee shall pay to Biologics in full all payments due under Clause 5, above, and shall submit the reports required by Clause 6.2, above.

10.6         Termination for whatever reason or expiration of this Agreement shall not affect the accrued rights of the parties arising in any way out of this Agreement as at the date of termination. The right to recover damages against the other and all provisions which are expressed to survive this Agreement shall remain if full force and effect.

11.           Assignment

11.1         Save as expressly provided by Clause 4, neither party shall be entitled to assign, transfer, charge, or in any way make over the benefit and/or the burden of this Agreement without the prior written consent of the other, which consent shall not be unreasonably withheld or delayed, save that (i) either party shall be entitled without the prior written consent of the other party to assign, transfer, charge, sub-contract, deal with, or in any other manner make over the benefit and/or burden of this Agreement to an Affiliate or to any 50/50 joint venture company of which Biologics or Licensee, as the case may be, is the beneficial owner of fifty percent (50%) of the issued share capital thereof or to any company with which that party may merge or to any company to

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which that party may transfer its assets and undertaking, and (ii) Licensee shall be entitled without the prior written consent of Biologics to assign this Agreement in the event Licensee sells or otherwise transfers all or substantially all of its assets related to this Agreement to a third party, including an Affiliate of Licensee or a sublicensee, whether by acquisition, sale, merger, or operation of law.

11.2         This Agreement shall be binding upon the successors and assigns of the parties, and the name of a party appearing herein shall be deemed to include the names of its successors and assigns, provided always that nothing herein shall permit any assignment by either party except as expressly provided herein.

12.           Governing Law and Jurisdiction

12.1         The validity, construction, interpretation, and performance of this Agreement shall be governed by the laws of the State of ***, without reference to conflicts of law principles, except that questions affecting the construction and effect of any patent shall be determined by the law of the country in which the patent was granted. .

12.2         The parties hereby submit to the non-exclusive jurisdiction of the state and federal courts located in *** with regard to the resolution of a dispute between the parties relating to the validity, interpretation, implementation, or application of this Agreement, or any other matter in connection with it. Either party shall have the right to take proceedings in any other jurisdiction for the purposes of enforcing a judgement or order obtained from a state or federal court in the United States.

13.           Force Majeure

Neither party shall be in breach of this Agreement if there is any total or partial failure of performance by it of its duties and obligations under this Agreement occasioned by any act of God, including without limitation, fire, act of government or state, war, civil commotion, insurrection, embargo, epidemic, terrorism or earthquake, prevention from or hindrance in obtaining any raw materials, energy or other supplies, labour

***CONFIDENTIAL PORTIONS OF THIS AGREEMENT HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT.

disputes of whatever nature and any other reason beyond the control of either party. If either party is unable to perform its duties and obligations under this Agreement as a direct result of the effect of one of the reasons set out in this Clause 13 such party shall give written notice to the other of such inability stating the reason in question. The operation of this Agreement shall be suspended during the period (and only during the period) in which the reason continues. Forthwith upon the reason ceasing to exist the party relying upon it shall give written notice to the other of this fact. If the reason continues for a period of more than *** and substantially affects the commercial basis of this Agreement the party not claiming under this Clause 13 shall have the right to terminate this Agreement by giving written notice of such termination to the other party.

14.           Invalidity

14.1         If any provision or term of this Agreement or any part thereof shall become or be declared illegal, invalid, or unenforceable for any reason whatsoever, including, but without limitation, by reason of the provisions of any legislation or other provisions having the force of law or by reason of any decision of any Court or other body or authority having jurisdiction over the parties hereto or this Agreement, including the EC Commission or the European Court of Justice:

(i)            such provision shall, so far as it is illegal, invalid or unenforceable, be given no effect by the Parties and shall be deemed not to be included in this Agreement;

(ii)           the other provisions of this Agreement shall be binding on the Parties as if such provision was not included therein; and

(iii)          the Parties agree to negotiate in good faith to amend such provision to the extent possible for incorporation herein in such reasonable manner as most closely achieves the intention of the Parties without rending such provision invalid or unenforceable.

15.           Miscellaneous

15.1         This Agreement, including Schedules 1 and 2 appended hereto, embodies and sets forth the entire agreement and understanding of the parties with respect to the subject matter hereof, and supersedes all prior oral and written agreements, understandings, or arrangements relating to the subject matter of this Agreement. Neither party shall be entitled to rely on any agreement, understanding, or arrangement which is not expressly set forth in this Agreement.

15.2         This Agreement shall not be amended, modified, varied, or supplemented except in writing signed by duly authorised representatives of the parties.

15.3         No failure or delay on the part of either party hereto to exercise any right or remedy under this Agreement shall be construed or operated as a waiver thereof nor shall any single or partial exercise of any right or remedy under this Agreement preclude the exercise of any other right or remedy or preclude the further exercise of such right or remedy as the case may be. The rights and remedies provided in this Agreement are cumulative and are not exclusive of any rights or remedies provided by law or equity.

15.4         Except as required by law, the text of any press release or other communication to be published by or in the media whether of a scientific nature or otherwise and concerning this Agreement shall require the prior written approval of Biologics and Licensee; provided, however, that once approved, the substance of any such disclosure may be used subsequently by the disclosing party without having to again obtain the other party’s prior written approval.

15.5         Each of the parties hereto shall be responsible for its respective legal and other costs incurred in relation to the preparation, enforcement, interpretation, or performance of this Agreement or any provision or obligation hereunder.

15.6         The parties to this Agreement do not intend that any term hereof should be enforceable by virtue of the Contracts (Rights of Third Parties) Act 1999, or by any other statute or common-law principle, by any person who is not a party to this Agreement.

16.           Notice

16.1         Any notice or other document to be given under this Agreement shall be in writing and shall be deemed to have been duly given if left at or sent by

***CONFIDENTIAL PORTIONS OF THIS AGREEMENT HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT.

registered post or by a reputable overnight courier to a party or delivered in person to a party at the address set out below for such party or such other address as the party may from time to time designate by written notice to the other(s):

Address of Biologics

Lonza Biologics plc, 228 Bath Road, Slough, Berkshire SL1 4DX

Facsimile: ***

For the attention of the Head of Legal Services

Address of Licensee

Lpath, Inc., 6335 Ferris Square, Suite A, San Diego, CA 92121, USA

Facsimile: 858.678.0900

For the attention of: President and CEO insert]

16.2         All such notices and documents shall be in the English language. Any such notice or other document shall be deemed to have been received by the addressee seven (7) working days following the date of dispatch of the notice or other document by post or, where the notice or other document is sent by hand, at the time of such delivery. To prove the giving of a notice or other document it shall be sufficient to show that it was dispatched.

17.           Interpretation

17.1         The headings in this Agreement are inserted only for convenience and shall not affect the construction hereof.

17.2         Where appropriate words denoting a singular number only shall include the plural and vice versa.

[remainder of this page intentionally left blank]

17.3         Reference to any statute or statutory provision includes a reference to the statute or statutory provision as from time to time amended, extended or re-enacted.

AS WITNESS the hands of the duly authorised representatives of the parties hereto

Signed for and on behalf of	/s/
LONZA BIOLOGICS PLC

	Director	TITLE

Signed for and on behalf of	/s/ Scott R. Pancoast
LPATH, INC.	President & CEO	TITLE

SCHEDULE 1

PATENT RIGHTS

Biologics Ref. No.	L.B.P.07 (PA 98)

Subject Matter:	Expression of polypeptides, such as antibodies, in myeloma cell lines

Title:	Transformed Myeloma Cell-Line and a Process for the Expression of a Gene Coding for a Eukaryotic Polypeptide Employing Same

Origin:	Celltech invention
Registered Owner:	Lonza Group AG

Priority Application Dates:	1st April 1985 (GB 8508442); 3rd September 1985 (GB 8521815)

Earliest Publication Date/No:	9th October 1986 (WO86/05807)

Territory	Appl. Date	Patent No.	Expiry Date
Australia	01.04.86	584417	01.04.06
Canada	01.04.86	1319120	15.06.10
*Europe	01.04.86	0216846	01.04.06
Russia	01.04.86	2079553	01.04.06
United Kingdom	01.04.86	2183662	01.04.06
USA (cont.III)	07.06.95	5981216	09.11.16

*includes: Austria, Belgium, France, Germany, Italy, Luxembourg, Netherlands, Sweden and Switzerland

Biologics Ref. No.	PA 108

Subject Matter:	GS Coding sequence

Title:	Recombinant DNA which encodes glutamine synthetase

Origin:	University Glasgow /R.H. Wilson joint invention with former Celltech Limited.
Registered Owner:	Celltech Therapeutics Ltd.; The University Court of the University of Glasgow

Inventors:	Bebbington, Christopher Robert
Wilson, Richard Harris

Priority Application Dates:	23rd January 1986 (GB 1986-1597)
Earliest Publication Date/No:	30th July 1987 (WO87/04462)

Territory	Appli. Date	Patent No.	Expiry Date
*Europe	23.01.87	256055	23.01.07
Japan	23.01.87	07032712	23.01.07
Canada	23.01.87	1338901	11.02.14
Australia	23.01.87	599081	23.01.07
USA	23.10.87	5122464	16.06.09
USA Cont.III	08.07.94	5770359	16.06.09
USA Cont.IV	07.06.95	5827739	16.06.09

*includes: Austria, France, Germany, Luxembourg, Netherlands, Sweden, Switzerland/LI, Belgium, Great Britain, Italy,

Biologics Ref. No.	L.B.P. 09 (PA 140)

Subject Matter:	Expression systems containing a hCMV promoter

Title:	Recombinant DNA Expression Vectors

Origin:	Celltech invention
Registered Owner:	Lonza Group AG

Priority Application Date:	23rd July 1987 (GB 8717430)
Earliest Publication Date/No:	9th February 1989 (WO89/01036)

Territory	Appl. Date	Patent No.	Expiry Date
*Europe	22.07.88	0323997	22.07.08
Japan	22.07.88	2505268	22.07.08
USA (cont.II)	09.02.94	5591639	07.01.14
USA (divisional)	16.04.96	5658759	22.07.08

*includes: Austria, Belgium, France, Germany, Italy, Luxembourg, Netherlands, Sweden, Switzerland, United Kingdom

Biologics Ref. No.	L.B.P. 10 (PA 177)

Subject Matter:	Operation of glutamine synthetase expression systems in lymphoid cells

Title:	Recombinant DNA Methods, Vectors and Host Cells

Origin:	Celltech invention
Registered Owner:	Lonza Group AG

Priority Application Date:	18th April 1988 (GB 8809129)
Earliest Publication Date/No:	25th October 1989 (EP 0338841)
02nd November 1989 (WO89/10404)

Territory	Appl. Date	Patent No.	Expiry Date
(1)Australia	18.04.89	624616	18.04.09
Canada	18.04.89	1338891	04.02.14
*Europe	18.04.89	0338841	18.04.09
(1)Japan	18.04.89	2007380	18.04.09
(1)USA (cont I)	12.06.92	5879936	09.03.16
(1)USA (cont II)	23.01.95	5891693	06.04.16

*includes: Austria, Belgium, France, Germany, Greece, Italy, Luxembourg, Netherlands, Spain, Sweden, Switzerland, United Kingdom

***CONFIDENTIAL PORTIONS OF THIS AGREEMENT HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT.

SCHEDULE 2

Cell Testing (***)

Test	Method	Result
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